HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
August 31, 2007

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to eight separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: [September 21, 2007 at 2:00 pm, New York City time]
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: September 21, 2007
•     Issue Date: September 26, 2007
•     Maturity Date: 3 business days after the final valuation date
•     Initial Price: The market price of the reference asset on the initial valuation date

•     Barrier Price: The product of the barrier level multiplied by the initial price
•     Final Price: With respect to any reference asset, the applicable market price on the final valuation date for such reference asset
•     Interest Payment Dates: The 26th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on October 26, 2007 and ending on the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(2)
Lehman Brothers Holdings Inc. (LEH)	FWP-5	20.25%	80%	TBD	TBD	TBD	4042K0AG0 / [●]	December 21, 2007
NutriSystem, Inc. (NTRI)	FWP-6	18.55%	75%	TBD	TBD	TBD	4042K0AT2 / [●]	December 21, 2007
HANSEN NATURAL CORPORATION (HANS)	FWP-7	18.05%	80%	TBD	TBD	TBD	4042K0AU9 / [●]	December 21, 2007
LAS VEGAS SANDS CORP. (LVS)	FWP-8	17.85%	75%	TBD	TBD	TBD	4042K0BC8/ [●]	March 24, 2008
DOLBY LABORATORIES, INC. (DLB)	FWP-9	13.45%	80%	TBD	TBD	TBD	4042K0BD6 / [●]	March 24, 2008
TARGET CORPORATION (TGT)	FWP-10	11.57%	80%	TBD	TBD	TBD	4042K0BE4 / [●]	March 24, 2008
eBay Inc. (EBAY)	FWP-11	10.10%	75%	TBD	TBD	TBD	4042K0BF1 / [●]	March 24, 2008
VALERO ENERGY CORPORATION (VLO)	FWP-12	9.50%	75%	TBD	TBD	TBD	4042K0BG9 / [●]	March 24, 2008
(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.
(2)	Final valuation date is subject to adjustment as described herein

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. August 31, 2007

GENERAL TERMS

This free writing prospectus relates to eight separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur..

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through June 29, 2007 and for the period from July 2, 2007 through August 30, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

LEHMAN BROTHERS HOLDINGS INC. (LEH)

Description of Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“Lehman”) through its subsidiaries, provides various financial services to corporations, governments and municipalities, institutions, and high-net-worth individuals worldwide. Lehman operates in three segments: Capital Markets, Investment Banking, and Investment Management. The Capital Markets segment represents institutional customer flow activities, including prime brokerage, research, mortgage origination and securitization, secondary-trading, and financing activities in fixed income and equity products. The Investment Banking segment provides advice to customers on mergers, acquisitions, and other financial matters. The Investment Management segment consists of private investment management, which provides brokerage services, investment, wealth advisory, and trust and capital markets execution services; and offers asset management products across traditional and alternative asset classes through various distribution channels.

Lehman’s SEC file number is 1-9466.

Historical Performance of Lehman

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.86	38.47	41.44
June 30, 2004	42.12	34.83	37.63
September 30, 2004	40.42	33.63	39.86
December 31, 2004	44.65	38.21	43.74
March 31, 2005	48.47	42.71	47.08
June 30, 2005	49.96	42.96	49.64
September 30, 2005	58.97	48.97	58.24
December 30, 2005	66.58	51.87	64.09
March 31, 2006	74.79	62.92	72.27
June 30, 2006	78.85	58.38	65.15
September 29, 2006	74.64	59.25	73.86
December 29, 2006	78.88	71.08	78.12
March 30, 2007	86.18	68.07	70.07
June 29, 2007	82.05	68.60	74.52
July 2, 2007 through August 30, 2007	75.50	49.06	53.77

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Lehman

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.0625%		100.00%
+	90%	5.0625%		90.00%
+	80%	5.0625%		80.00%
+	70%	5.0625%		70.00%
+	60%	5.0625%		60.00%
+	50%	5.0625%		50.00%
+	40%	5.0625%		40.00%
+	30%	5.0625%		30.00%
+	20%	5.0625%		20.00%
+	10%	5.0625%		10.00%
	0%	5.0625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.9375%	5.0625%	-10.00%
-	20%	-14.9375%	5.0625%	-20.00%
-	30%	-24.9375%	N/A	-30.00%
-	40%	-34.9375%	N/A	-40.00%
-	50%	-44.9375%	N/A	-50.00%
-	60%	-54.9375%	N/A	-60.00%
-	70%	-64.9375%	N/A	-70.00%
-	80%	-74.9375%	N/A	-80.00%
-	90%	-84.9375%	N/A	-90.00%
-	100%	-94.9375%	N/A	-100.00%

FWP-5

NUTRISYSTEM, INC.  (NTRI)

Description of NutriSystem, Inc.

According to publicly available information, NutriSystem, Inc. (“Nutrisystem”) provides weight management and fitness products and services in the United States. Nutrisystem’s weight management program consists of a pre-packaged food program and counseling. Nutrisystem’s pre-packaged food program consists of approximately 130 portion-controlled food items with carbohydrates, proteins, and fats under the brand name “NutriSystem Nourish”. Nutrisystem also provides online and telephone counseling and support to its customers using its trained diet counselors. Nutrisystem sells pre-packaged foods to weight loss program participants directly through the Internet and telephone, as well as through independent commissioned representatives, the field sales channel, independent center-based distributors, and the case distributor channel, as well as through QVC, a television shopping network. The common stock of Nutrisystem started trading on the NASDAQ on June 23, 2005, and therefore, historical prices of Nutrisystem commenced on and from June 23, 2005.

Nutrisystem’s SEC file number is 0-28551.

Historical Performance of Nutrisystem

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	15.00	13.00	14.76
September 30, 2005	25.25	14.52	25.02
December 30, 2005	44.15	25.30	36.02
March 31, 2006	50.00	33.91	47.52
June 30, 2006	76.33	44.14	62.13
September 29, 2006	68.11	45.46	62.29
December 29, 2006	76.19	58.45	63.39
March 30, 2007	68.24	40.82	52.41
June 29, 2007	70.00	52.07	69.84
July 2, 2007 through August 30, 2007	74.09	46.50	54.21

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.55 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Nutrisystem

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	18.55 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.6375%		100.00%
+	90%	4.6375%		90.00%
+	80%	4.6375%		80.00%
+	70%	4.6375%		70.00%
+	60%	4.6375%		60.00%
+	50%	4.6375%		50.00%
+	40%	4.6375%		40.00%
+	30%	4.6375%		30.00%
+	20%	4.6375%		20.00%
+	10%	4.6375%		10.00%
	0%	4.6375%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.3625%	4.6375%	-10.00%
-	20%	-15.3625%	4.6375%	-20.00%
-	30%	-25.3625%	N/A	-30.00%
-	40%	-35.3625%	N/A	-40.00%
-	50%	-45.3625%	N/A	-50.00%
-	60%	-55.3625%	N/A	-60.00%
-	70%	-65.3625%	N/A	-70.00%
-	80%	-75.3625%	N/A	-80.00%
-	90%	-85.3625%	N/A	-90.00%
-	100%	-95.3625%	N/A	-100.00%

FWP-6

HANSEN NATURAL CORPORATION (HANS)

Description of HANSEN NATURAL CORPORATION

According to publicly available information, HANSEN NATURAL CORPORATION (“Hansen”) through its subsidiaries, engages in the development, marketing, sale, and distribution of beverages in the United States and Canada. Hansen offers natural sodas, fruit juices and juice drinks, energy drinks and energy sports drinks, fruit juice smoothies and functional drinks, non-carbonated ready-to-drink iced teas, lemonades, juice cocktails, children's multi-vitamin juice drinks, and non-carbonated lightly flavored energy waters under the Hansen's brand name. Hansen also offers energy drinks under Monster Energy, Lost Energy, Joker Mad Energy, Unbound Energy, and Ace brand names, as well as Rumba brand energy juice. In addition, Hansen distributes Java Monster non-carbonated dairy-based coffee drinks, and natural sodas, premium natural sodas with supplements, organic natural sodas, seltzer waters, sports drinks, and energy drinks under Blue Sky brand name.

Hansen’s SEC file number is 0-18761.

Historical Performance of Hansen

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	1.88	0.95	1.75
June 30, 2004	3.64	1.63	3.17
September 30, 2004	3.79	2.22	3.02
December 31, 2004	4.60	2.84	4.55
March 31, 2005	7.56	4.05	7.51
June 30, 2005	11.05	6.53	10.59
September 30, 2005	13.50	9.89	11.77
December 30, 2005	22.07	10.03	19.70
March 31, 2006	31.72	19.40	31.51
June 30, 2006	50.53	30.29	47.59
September 29, 2006	52.71	26.07	32.48
December 29, 2006	35.57	24.76	33.68
March 30, 2007	42.23	32.50	37.88
June 29, 2007	46.44	36.04	42.98
July 2, 2007 through August 30, 2007	49.98	38.50	44.30

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.05 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Hansen

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	18.05 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.5125%		100.00%
+	90%	4.5125%		90.00%
+	80%	4.5125%		80.00%
+	70%	4.5125%		70.00%
+	60%	4.5125%		60.00%
+	50%	4.5125%		50.00%
+	40%	4.5125%		40.00%
+	30%	4.5125%		30.00%
+	20%	4.5125%		20.00%
+	10%	4.5125%		10.00%
	0%	4.5125%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.4875%	4.5125%	-10.00%
-	20%	-15.4875%	4.5125%	-20.00%
-	30%	-25.4875%	N/A	-30.00%
-	40%	-35.4875%	N/A	-40.00%
-	50%	-45.4875%	N/A	-50.00%
-	60%	-55.4875%	N/A	-60.00%
-	70%	-65.4875%	N/A	-70.00%
-	80%	-75.4875%	N/A	-80.00%
-	90%	-85.4875%	N/A	-90.00%
-	100%	-95.4875%	N/A	-100.00%

FWP-7

LAS VEGAS SANDS CORP. (LVS)

Description of LAS VEGAS SANDS CORP.

According to publicly available information, LAS VEGAS SANDS CORP. (“LV Sands”) and its subsidiaries develop and operate hotel, gaming, and resort businesses. LV Sands owns the Venetian resort-hotel-casino and the Sands Expo and Convention Center in Las Vegas, Nevada; and The Sands Macao Casino in Macao, the People's Republic of China. LV Sands' casino resorts include hotels, exhibition and conference facilities, casinos, showrooms, shopping malls, spas, restaurants and entertainment facilities, expo and convention centers, and other attractions and amenities. The common stock of LV Sands started trading on the New York Stock Exchange on December 14, 2004, and therefore, historical prices of LV Sands commenced on and from December 14, 2004.

LV Sands’ SEC file number is 001-32373

Historical Performance of LV Sands

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	53.70	41.75	48.00
March 31, 2005	51.40	41.47	45.00
June 30, 2005	45.32	33.13	35.75
September 30, 2005	40.73	30.97	32.91
December 30, 2005	46.44	29.08	39.47
March 31, 2006	58.02	38.44	56.66
June 30, 2006	78.90	54.68	77.86
September 29, 2006	77.86	57.71	68.35
December 29, 2006	97.25	66.06	89.48
March 30, 2007	109.45	81.01	86.61
June 29, 2007	91.91	71.24	76.39
July 2, 2007 through August 30, 2007	110.00	75.56	101.36

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.85 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	LV Sands

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	17.85 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.925%		100.00%
+	90%	8.925%		90.00%
+	80%	8.925%		80.00%
+	70%	8.925%		70.00%
+	60%	8.925%		60.00%
+	50%	8.925%		50.00%
+	40%	8.925%		40.00%
+	30%	8.925%		30.00%
+	20%	8.925%		20.00%
+	10%	8.925%		10.00%
	0%	8.925%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.075%	8.925%	-10.00%
-	20%	-11.075%	8.925%	-20.00%
-	30%	-21.075%	N/A	-30.00%
-	40%	-31.075%	N/A	-40.00%
-	50%	-41.075%	N/A	-50.00%
-	60%	-51.075%	N/A	-60.00%
-	70%	-61.075%	N/A	-70.00%
-	80%	-71.075%	N/A	-80.00%
-	90%	-81.075%	N/A	-90.00%
-	100%	-91.075%	N/A	-100.00%

FWP-8

DOLBY LABORATORIES, INC. (DLB)

Description of DOLBY LABORATORIES, INC.

According to publicly available information, DOLBY LABORATORIES, INC. (“Dolby”) engages in the development and delivery of products and technologies for the entertainment industry worldwide. Dolby's technologies are used in sound recording, distribution, and playback to enable digital audio and surround sound in movie soundtracks, DVDs, television, satellite and cable broadcasts, video games, and personal computers. Dolby delivers its products, services, and technologies to filmmakers, television producers, music producers, video game designers, movie distributors, cinema operators, DVD producers, television broadcasters, software developers, and manufacturers of consumer electronic products. The common stock of Dolby started trading on the New York Stock Exchange on February 17, 2005, and therefore, historical prices of Dolby commenced on and from February 17, 2005.

Dolby’s SEC file number is 001-32431.

Historical Performance of Dolby

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	25.45	21.95	23.50
June 30, 2005	23.89	17.50	22.06
September 30, 2005	23.90	14.50	16.00
December 30, 2005	19.40	14.75	17.05
March 31, 2006	22.15	16.92	20.90
June 30, 2006	23.99	19.95	23.30
September 29, 2006	23.39	17.83	19.85
December 29, 2006	32.26	18.64	31.02
March 30, 2007	35.49	29.68	34.51
June 29, 2007	38.39	30.56	35.41
July 2, 2007 through August 30, 2007	38.27	31.06	35.33

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.45 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Dolby

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.45 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.725%		100.00%
+	90%	6.725%		90.00%
+	80%	6.725%		80.00%
+	70%	6.725%		70.00%
+	60%	6.725%		60.00%
+	50%	6.725%		50.00%
+	40%	6.725%		40.00%
+	30%	6.725%		30.00%
+	20%	6.725%		20.00%
+	10%	6.725%		10.00%
	0%	6.725%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.275%	6.725%	-10.00%
-	20%	-13.275%	6.725%	-20.00%
-	30%	-23.275%	N/A	-30.00%
-	40%	-33.275%	N/A	-40.00%
-	50%	-43.275%	N/A	-50.00%
-	60%	-53.275%	N/A	-60.00%
-	70%	-63.275%	N/A	-70.00%
-	80%	-73.275%	N/A	-80.00%
-	90%	-83.275%	N/A	-90.00%
-	100%	-93.275%	N/A	-100.00%

FWP-9

TARGET CORPORATION (TGT)

Description of TARGET CORPORATION

According to publicly available information, TARGET CORPORATION (“Target”) engages in the operation of general merchandise and food discount stores in the United States. Target offers an assortment of general merchandise, including consumables and commodities; electronics, entertainment, sporting goods, and toys; apparel and accessories; and home furnishings and decor; as well as a line of food items. Target operates its stores under Target and SuperTarget brands. Target also serves its customers through online. Target distributes its products through a network of distribution centers and import warehouses.

Target’s SEC file number is 1-6049.

Historical Performance of Target

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	45.85	36.65	45.04
June 30, 2004	46.89	41.25	42.47
September 30, 2004	46.90	40.03	45.25
December 31, 2004	54.14	45.30	51.93
March 31, 2005	53.20	47.76	50.02
June 30, 2005	56.24	45.55	54.41
September 30, 2005	60.00	49.93	51.93
December 30, 2005	59.01	50.78	54.97
March 31, 2006	55.85	51.93	52.01
June 30, 2006	55.13	47.26	48.87
September 29, 2006	56.67	44.85	55.25
December 29, 2006	60.31	54.60	57.05
March 30, 2007	64.73	56.61	59.26
June 29, 2007	65.07	56.80	63.60
July 2, 2007 through August 30, 2007	70.75	56.06	63.81

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.57 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Target

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.57 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.785%		100.00%
+	90%	5.785%		90.00%
+	80%	5.785%		80.00%
+	70%	5.785%		70.00%
+	60%	5.785%		60.00%
+	50%	5.785%		50.00%
+	40%	5.785%		40.00%
+	30%	5.785%		30.00%
+	20%	5.785%		20.00%
+	10%	5.785%		10.00%
	0%	5.785%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.215%	5.785%	-10.00%
-	20%	-14.215%	5.785%	-20.00%
-	30%	-24.215%	N/A	-30.00%
-	40%	-34.215%	N/A	-40.00%
-	50%	-44.215%	N/A	-50.00%
-	60%	-54.215%	N/A	-60.00%
-	70%	-64.215%	N/A	-70.00%
-	80%	-74.215%	N/A	-80.00%
-	90%	-84.215%	N/A	-90.00%
-	100%	-94.215%	N/A	-100.00%

FWP-10

EBAY INC. (EBAY)

Description of eBay Inc.

According to publicly available information, eBay Inc. (“eBay") through its subsidiaries, provides online marketplaces for the sale of goods and services, online payments services, and online communication offerings to a diverse community of individuals and businesses in the United States and internationally. eBay operates in three segments: Marketplaces, Payments, and Communications.

eBay’s SEC file number is 000-24821

Historical Performance of eBay

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	36.02	31.30	34.67
June 30, 2004	47.06	34.53	45.98
September 30, 2004	47.95	35.93	45.97
December 31, 2004	59.21	45.22	58.14
March 31, 2005	58.89	35.00	37.26
June 30, 2005	40.94	30.80	33.01
September 30, 2005	44.98	32.75	41.20
December 30, 2005	47.60	37.22	43.25
March 31, 2006	47.86	36.93	39.06
June 30, 2006	40.82	28.20	29.29
September 29, 2006	29.48	22.83	28.36
December 29, 2006	33.99	27.00	30.07
March 30, 2007	34.34	28.60	33.15
June 29, 2007	35.41	30.41	32.18
July 2, 2007 through August 30, 2007	37.44	31.87	33.60

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.10 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	eBay

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	10.10 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.05%		100.00%
+	90%	5.05%		90.00%
+	80%	5.05%		80.00%
+	70%	5.05%		70.00%
+	60%	5.05%		60.00%
+	50%	5.05%		50.00%
+	40%	5.05%		40.00%
+	30%	5.05%		30.00%
+	20%	5.05%		20.00%
+	10%	5.05%		10.00%
	0%	5.05%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.95%	5.05%	-10.00%
-	20%	-14.95%	5.05%	-20.00%
-	30%	-24.95%	N/A	-30.00%
-	40%	-34.95%	N/A	-40.00%
-	50%	-44.95%	N/A	-50.00%
-	60%	-54.95%	N/A	-60.00%
-	70%	-64.95%	N/A	-70.00%
-	80%	-74.95%	N/A	-80.00%
-	90%	-84.95%	N/A	-90.00%
-	100%	-94.95%	N/A	-100.00%

FWP-11

VALERO ENERGY CORPORATION (VLO)

Description of VALERO ENERGY CORPORATION

According to publicly available information, VALERO ENERGY CORPORATION (“Valero”) operates as a crude oil refining and retailing company. Valero refining activities include refining operations, wholesale marketing, product supply and distribution, and transportation operations primarily in the Gulf Coast, Mid-Continent, West Coast, and northeast regions. Valero produces reformulated gasoline, conventional gasoline, California Air Resources Board Phase III gasoline, customized clean-burning gasoline blends, clean-burning oxygenates, gasoline blendstocks, low-sulfur gasoline, low-sulfur diesel and ultra low-sulfur diesel, jet fuel, aviation gasoline, kerosene, home heating oil and stove oil, petrochemicals, asphalt, lube base oils, sulfur, crude mineral spirits, bunker oils, petroleum coke, and Propane-Octene.

Valero’s SEC file number is 1-13175.

Historical Performance of Valero

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	15.38	11.43	14.99
June 30, 2004	18.73	13.97	18.44
September 30, 2004	20.30	15.90	20.05
December 31, 2004	23.90	19.43	22.70
March 31, 2005	38.58	21.01	36.64
June 30, 2005	41.13	28.96	39.56
September 30, 2005	58.63	39.38	56.53
December 30, 2005	58.15	45.86	51.60
March 31, 2006	63.61	48.00	59.78
June 30, 2006	70.74	55.19	66.52
September 29, 2006	68.83	46.84	51.47
December 29, 2006	57.09	47.52	51.16
March 30, 2007	66.02	47.66	64.49
June 29, 2007	77.89	63.53	73.86
July 2, 2007 through August 30, 2007	78.68	60.00	68.05

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 9.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Valero

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	9.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.75%		100.00%
+	90%	4.75%		90.00%
+	80%	4.75%		80.00%
+	70%	4.75%		70.00%
+	60%	4.75%		60.00%
+	50%	4.75%		50.00%
+	40%	4.75%		40.00%
+	30%	4.75%		30.00%
+	20%	4.75%		20.00%
+	10%	4.75%		10.00%
	0%	4.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.25%	4.75%	-10.00%
-	20%	-15.25%	4.75%	-20.00%
-	30%	-25.25%	N/A	-30.00%
-	40%	-35.25%	N/A	-40.00%
-	50%	-45.25%	N/A	-50.00%
-	60%	-55.25%	N/A	-60.00%
-	70%	-65.25%	N/A	-70.00%
-	80%	-75.25%	N/A	-80.00%
-	90%	-85.25%	N/A	-90.00%
-	100%	-95.25%	N/A	-100.00%

FWP-12